EXHIBIT 99.1

GEE Group Announces Improved Financial Results for the Fiscal 2026 Second Quarter and Year-to-Date

Increases in Direct Hire Placements, Gross Margins and Expense Reductions Drive Profitability

JACKSONVILLE, FL / ACCESS Newswire / May 14, 2026 / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2026 second quarter and year-to-date periods ended March 31, 2026. The Company’s contract and placement services are currently provided under its Professional Staffing Services operating division or segment. The operations and substantially all the assets of the Company’s former Industrial Staffing Services segment were sold during fiscal 2025 and have been reclassified as discontinued operations and are excluded from the results of continuing operations reported below, unless otherwise stated. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2026 Second Quarter and YTD Continuing Operations Highlights

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The Company produced net income from continuing operations for the three-month period ended March 31, 2026 of $14 thousand, or $0.00 per diluted share, an improvement from a loss of $(33.0) million, or $(0.30) per diluted share, for the comparable fiscal 2025 period. Net loss from continuing operations for the six-month period ended March 31, 2026 was $(136) thousand, or $(0.00) per diluted share, an improvement from $(33.6) million, or $(0.31) per diluted share, for the comparable fiscal 2025 period. The results of the comparable fiscal 2025 periods include $31.8 million in non-cash charges, comprised of a $22.0 million goodwill impairment charge and a $9.8 million provision for income taxes attributable to an increase in the Company’s valuation allowance on its deferred tax assets. In addition to the absence of comparable non-cash charges in fiscal 2026, growth in our direct hire revenues, gross margin improvements, cost reductions and productivity enhancements initiated during the latter portion of fiscal 2025 contributed to the improvement in our financial results.

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Adjusted EBITDA (a non-GAAP financial measure) for the three and six-month periods ended March 31, 2026 was $108 thousand and $(28) thousand, respectively, improving from $(597) thousand and $(894) thousand for the comparable fiscal 2025 periods. Reconciliations of net income (loss) from continuing operations to non-GAAP adjusted EBITDA are attached hereto.

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Direct hire placement revenues for the three and six-month periods ended March 31, 2026 increased and were $3.2 million and $5.9 million, respectively, improving approximately 7% over the comparable fiscal 2025 periods. Historically, in a weaker labor demand environment, permanent placements are not as robust as contract hires. However, there has been a shift in employment needs by companies and the demand environment has gradually improved for these more profitable hires by customers. The Company continues to capitalize on these opportunities and we are cautiously optimistic that the demand for direct hire placements will be solid and increase for the remainder of the fiscal year.

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Consolidated revenues for the three and six-month periods ended March 31, 2026 were $19.5 million and $40.0 million, respectively, down 20% and 18% over the comparable fiscal 2025 periods. These decreases are mainly attributable to the acquisition of one of our higher volume, lower margin contract staffing services accounts and the replacement of our services by an affiliate of the acquirer. Without the loss of this single higher volume, lower margin customer, consolidated revenues would have decreased by 10% for the quarter and 7% for the year-to-date. Continuing macroeconomic weakness and uncertainties related to tariffs, persistent inflation, geopolitical turmoil and relatively high interest rates also have continued to adversely affect the U.S. labor markets and contributed to a less than robust demand environment. The proliferation of various artificial intelligence ("AI") applications and tools implemented across various industries also has had a dampening effect on many organizations' hiring plans, leading to job terminations, reductions in the workforce and lower demand for certain types of labor

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Contract staffing services revenues for the three and six-month periods ended March 31, 2026 were $16.3 million and $34.1 million, respectively, down 24% and 21% over the comparable fiscal 2025 periods. As mentioned above, these decreases were mainly due to the loss of a contract services account resulting from an acquisition of the customer which produced revenues of $2.5 million and $5.1 million during the prior three and six-month periods ended March 31, 2025, respectively. Absent the loss of this customer, contract staffing services revenues decreased 14% for the quarter and 10% year-to-date. The remaining portion of the decrease in contract services revenue resulted from a decrease in demand due to fewer job orders and temporary staffing placements attributable to the above-mentioned macroeconomic and AI-related conditions.

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Gross margins increased for the three and six-month periods ended March 31, 2026 and were 38.1% and 37.1%, respectively, improving from 34.1% and 33.6% for the comparable fiscal 2025 periods. The improvements in our gross margins are attributable to an increase in the mix of direct hire placement revenues, which have a 100% gross margin, relative to total revenue, an increases in prices and spreads on certain professional contract services businesses and the loss of the lower margin contract services account mentioned above which also lowered gross profit for the fiscal 2026 second quarter and year to date period ended March 31, 2026.

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Selling, general and administrative expenses ("SG&A") decreased for the three and six-month periods ended March 31, 2026 and were $7.4 million and $15.1 million, respectively, down 20% and 15% over the comparable fiscal 2025 periods. The cost reduction initiatives implemented by the Company during the latter portion of fiscal 2025 contributed approximately $1.3 million and $2.4 million to the decreases in SG&A during the three and six-month periods ended March 31, 2026, respectively, as compared to the same periods in fiscal 2025.

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Net cash used in operating activities was $862 thousand for the six-month period ended March 31, 2026, an improvement from $(1.1) million for the comparable fiscal 2025 period. The Company produced net cash from operating activities of $332 thousand during the three-month period ended March 31, 2026. Free cash flow (a non-GAAP financial measure), including cash flows from discontinued operations, was $(1.0) million for the six-month period ended March 31, 2026, an improvement from $(1.1) million for the comparable fiscal 2025 period. Reconciliations of net cash used in operating activities to non-GAAP free cash flow are attached hereto.

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The Company maintains a strong liquidity position. As of March 31, 2026, cash balances were $20.3 million, borrowing availability under GEE Group's bank ABL credit facility was $4.9 million, which remains undrawn, and net working capital was $23.8 million. Our current ratio was 4.6, shareholders' equity was $50.0 million, and we had zero long-term debt.

•	Net book value per share and net tangible book value per share were $0.46 and $0.23, respectively, as of March 31, 2026.

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As a result of our Industrial Segment being discontinued and sold on June 2, 2025, the results of that segment have been reclassified to loss from discontinued operations in the Company's consolidated statements of operations for the comparable fiscal 2025 periods referenced in this earnings press release.

GEE Group Inc. will hold an investor webcast/conference call on Friday, May 15, 2026 at 10 a.m. EST to review and discuss the fiscal 2026 second quarter and year-to-date results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1763620&tp_key=148ac31005

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A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, "I am pleased to report that the Company produced positive net income and adjusted EBITDA for the March 2026 second quarter and significantly improved performance for the first six months of fiscal 2026. We have managed to successfully deliver better results so far this year in a fairly difficult labor market and continue to aggressively adjust our business plan including pursuing new, higher margin revenue generating opportunities, aggressively implementing AI tools to maximize efficiency and continuing our cost reduction initiatives. We believe the improved performance of our direct hire business this year may be a leading indicator that conditions are leveling off somewhat and stabilizing as we are seeing some businesses begin to initiate new projects requiring the addition of human resources. Thus, we remain cautiously optimistic that we will have more job orders for full-time and contingent staffing positions which will result in an increase in both direct hire and contract placements. GEE Group has strategically implemented and incorporated AI in its business processes which will help streamline and enhance recruiting and accelerate its sales efforts. We also intend to provide our clients with the necessary human resources solutions to implement and support their use of AI and help them create increased efficiency and profitability."

Mr. Dewan added, "The actions we took in 2025 and so far in 2026 have allowed us to mitigate the effects of a sluggish hiring environment and return to profitability this quarter. The demand for our direct hire services so far in fiscal 2026 appears to be sustainable. We continue to tightly manage expenses and seek productivity improvements and cost savings. The Company has a strong balance sheet with a current ratio of 4.6 and substantial liquidity resources, both in cash and borrowing capacity.”

Mr. Dewan further commented, "As we have stated previously, the Company engaged Roth Capital Partners, LLC (“Roth”) to assist us in performing an analysis of strategic alternatives available to the Company which will maximize shareholder value. Roth has been working hand in hand with the Company’s board of directors, and more specifically, our Board’s standing M&A Committee, to perform this analysis, including obtaining and assisting the Company in assessing and evaluating the indications of interests from interested parties in connection with an M&A or other strategic transaction. This process is very robust and we are very pleased with the level of activity and progress to date.”

In addition, GEE Group Inc. today announced in a press release that it filed a “Universal Shelf Registration Statement” with the Securities and Exchange Commission on Form S-3. Once declared effective, it will allow the Company to issue and sell from time to time in one or more offerings, subject to certain NYSE and SEC rules and regulations, up to $100 million in equity or debt including common stock, preferred stock, debt securities or other instruments in amounts, at prices and on terms to be determined based on market conditions at the time of sale and as set forth in an accompanying prospectus or prospectus supplement.

Mr. Dewan stated, “The Universal Shelf Registration is intended to provide the Company with maximum financial flexibility to efficiently access the capital markets for purposes of raising additional debt or equity capital in the future for appropriate purposes should one or more opportunities present themselves including those in connection with an M&A or strategic transaction that stand to increase shareholder value.”

The “Universal Shelf Registration Statement” (FORM S-3) related to the securities discussed herein has been filed with the SEC but has not yet become effective. Securities may not be sold, nor may offers to buy be accepted, prior to the time the registration becomes effective and only through a prospectus or prospectus supplement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned Fiscal 2026 First Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information presented herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release. See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP EBITDA is defined as net loss from continuing operations before interest, other income, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital market-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP free cash flow is defined as net cash used in operating activities, less capital expenditures.

Non-GAAP EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net loss reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net loss from continuing operations to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and net cash used in operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) from Continuing Operations to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended March 31,
(In thousands)
	2026	2025
Net income (loss) from continuing operations	$14	$(32,956)
Interest expense	66	89
Interest income	(116)	(139)
Income taxes	(21)	9,786
Depreciation	45	50
Amortization	20	225
Non-cash goodwill impairment charges	-	22,000
Non-GAAP EBITDA	8	(945)
Non-cash stock compensation	86	122
Acquisition, integration & restructuring	14	226
Non-GAAP adjusted EBITDA	$108	$(597)

Reconciliation of Net Loss from Continuing Operations to
Non-GAAP EBITDA and Adjusted EBITDA
Six Month Periods Ended March 31,
(In thousands)
	2026	2025
Net loss from continuing operations	$(136)	$(33,640)
Interest expense	131	155
Interest income	(244)	(294)
Other income	(196)	-
Income taxes	(21)	9,786
Depreciation	91	105
Amortization	80	430
Non-cash goodwill impairment charges	-	22,000
Non-GAAP EBITDA	(295)	(1,458)
Non-cash stock compensation	199	240
Severance agreements	56	-
Acquisition, integration & restructuring	52	317
Other losses (gains)	(40)	7
Non-GAAP adjusted EBITDA	$(28)	$(894)

Reconciliation of Net Cash Used In Operating
Activities to Non-GAAP Free Cash Flow
Six Month Periods Ended March 31,
(In thousands)
	2026	2025
Net cash used in operating activities	$(862)	$(1,141)
Acquisition of property and equipment	(110)	(4)
Non-GAAP free cash flow	$(972)	$(1,145)

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GEE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025

NET REVENUES:
Contract staffing services	$16,294	$21,495	$34,094	$43,009
Direct hire placement services	3,187	3,000	5,903	5,511
NET REVENUES	19,481	24,495	39,997	48,520

Cost of contract services	12,066	16,135	25,177	32,234
GROSS PROFIT	7,415	8,360	14,820	16,286

Selling, general and administrative expenses	7,407	9,305	15,115	17,744
Depreciation expense	45	50	91	105
Amortization of intangible assets	20	225	80	430
Intangible assets impairment charges	-	-	-	-
Goodwill impairment charge	-	22,000	-	22,000
LOSS FROM OPERATIONS	(57)	(23,220)	(466)	(23,993)
Interest expense	(66)	(89)	(131)	(155)
Interest income	116	139	244	294
Other income	-	-	196	-
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(7)	(23,170)	(157)	(23,854)
Provision for income tax (expense) benefit attributable to continuing operations	21	(9,786)	21	(9,786)
INCOME (LOSS) FROM CONTINUING OPERATIONS	14	(32,956)	(136)	(33,640)
Loss from discontinued operations, net of tax	-	(163)	-	(171)
CONSOLIDATED NET INCOME (LOSS)	$14	$(33,119)	$(136)	$(33,811)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	109,881	109,413	109,741	109,413
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	110,596	109,413	109,741	109,413

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$0.00	$(0.30)	$(0.00)	$(0.31)
From discontinued operations	$-	$(0.00)	$-	$(0.00)
Consolidated net loss per share	$0.00	$(0.30)	$(0.00)	$(0.31)

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GEE GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Amounts in thousands)

	March 31, 2026	September 30, 2025

ASSETS
CURRENT ASSETS:
Cash	$20,331	$21,364
Accounts receivable, less allowances ($76 and $76, respectively)	9,541	9,695
Prepaid expenses and other current assets	577	622
Total current assets	30,449	31,681
Property and equipment, net	373	354
Goodwill	24,759	24,759
Intangible assets, net	540	620
Right-of-use assets	3,419	2,443
Other long-term assets	124	140
TOTAL ASSETS	$59,664	$59,997

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,255	$1,392
Accrued compensation	3,961	4,519
Current operating lease liabilities	993	986
Current portion of notes payable	196	196
Other current liabilities	275	595
Total current liabilities	6,680	7,688
Deferred taxes, net	234	262
Noncurrent operating lease liabilities	2,704	1,829
Notes payable	-	196
Other long-term liabilities	-	12
Total liabilities	9,618	9,987

Commitments and contingencies

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 109,870 shares outstanding at March 31, 2026 and 114,900 shares issued and 109,413 shares outstanding at September 30, 2025	113,530	113,675
Accumulated deficit	(60,615)	(60,479)
Treasury stock; at cost - 5,030 shares at March 31, 2026 and 5,487 shares at September 30, 2025	(2,869)	(3,186)
Total shareholders' equity	50,046	50,010
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,664	$59,997

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company provides professional staffing services and solutions in information technology, engineering, finance and accounting specialties through the names of Access Data Consulting, Agile Resources, Omni One, GEE Group Columbus, Hornet Staffing and Paladin Consulting. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). The Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes®.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include, without limitation, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions of future tense. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the Novel Coronavirus (“COVID-19”), negatively impacted and disrupted the Company’s business operations and had a significant negative impact on the global economy and employment in general, resulting in, among other things, a lack of demand for the Company’s services. This was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. Some of these outcomes or by-products of the pandemic have persisted in one form or another since and there is no assurance that conditions will ever fully return to their former pre-pandemic status quo. These and certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, future global pandemics such as COVID-19 or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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